EXHIBIT 10.229

             THIRD AMENDMENT TO CREDIT AGREEMENT

       THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of January 19, 1999 is among: R&B FALCON CORPORATION, and the REQUIRED LENDERS under the hereinafter defined Credit Agreement.

                       R E C I T A L S

  A. The Borrower and the Lenders (as defined in the Credit Agreement hereafter defined) have entered into that certain Credit Agreement dated as of April 24, 1998 (as the same has been heretofore amended, the "Credit Agreement"), pursuant to which the Lenders have agreed to make certain loans and extensions of credit to the Borrower upon the terms and conditions as provided therein;

  B. The Borrower has requested approval of certain amendments to the Credit Agreement.

  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the parties hereto now agree as follows:

  1.   (a)   All  capitalized  terms  used  in  this  Amendment  and  not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

       (b)  "Cliffs  Senior Debt" shall mean the indebtedness  of  Cliffs
Drilling Company under its 10.25% senior notes due 2003 not to exceed $200,000,000 face principal amount outstanding, and any extensions, renewals, replacements and refinancings (but not increases) thereof, provided the maturity is not prior to May 15, 2003.

  2. Section 6.01 (f) of the Credit Agreement is amended to read as follows:

       "(f) Cliffs Senior Debt;"

  1. Section 6.01 of the Credit Agreement is amended by adding thereto a clause (i) as follows:

       "(i) Indebtedness of the Borrower (including renewals, extensions, and replacements thereof), the proceeds of which are used solely to discharge Cliffs Senior Debt; provided (i) such Indebtedness is unsecured and subordinate to the Loans, and (ii) the maturity of such Indebtedness is not prior to one year after the Maturity Date, except for maturities that result in such Indebtedness being converted into or exchanged for Indebtedness that is unsecured and subordinate to the Loans and has a maturity not prior to one year after the Maturity Date. A guaranty by Borrower of Cliffs Senior Debt shall be considered Indebtedness of the Borrower within the meaning of this clause, provided such guaranty obligation is unsecured, subordinate to the Loans, and has a maturity not prior to one year after the Maturity Date."

  4. Sections 6.04(b) and (c) of the Credit Agreement are amended to read as follows:

       "(b) investments by the Borrower or any Subsidiary in the capital stock of its Subsidiaries; provided, neither the Borrower nor any Subsidiary that is not in the Cliffs Group may invest in any member of the Cliffs Group except for the investment to acquire Cliffs pursuant to the Merger and except as otherwise permitted by clause (f) of this Section;

       (c) loans or advances made by the Borrower to any Subsidiary or made by any Subsidiary to the Borrower or any other Subsidiary; provided, neither the Borrower nor any Subsidiary that is not in the Cliffs Group may make loans or advances to any member of the Cliffs Group except as otherwise permitted by clause (f) of this Section;"

  5. Section 6.04 of the Credit Agreement is amended by adding thereto the following clause (f):

       "(f) loans to Cliffs and investments in Cliffs, provided (i) the aggregate amount thereof does not exceed the aggregate net proceeds received by Borrower and its Subsidiaries after the date hereof from the issuance of (A) capital stock and/or (B) Indebtedness that is subordinate to the Loans, and (ii) all amounts so loaned or invested are used to repay Cliffs Senior Debt."

   6. Section 6.06 of the Credit Agreement is amended by adding at the end thereof the following:

       "and (e) Borrower may pay dividends on preferred stock; provided (i) at the time of the payment of such dividend, no Event of Default shall be existing, (ii) the payment of such dividend would not result in an Event of Default immediately thereupon, and
  (iii) aggregate cash dividends paid on preferred stock shall not at any time exceed 10% per annum of the price at which the Company sold such preferred stock, computed from the date of sale of such preferred stock."

  2. Section 6.07 of the Credit Agreement is amended by adding at the end thereof the following:

       "and any investments and loans permitted by Section 6.04."

        8. Section 6.09 of the Credit Agreement is amended in its entirety to read as follows:

       "SECTION 6.09 Tangible Net Worth. The Borrower will not permit at any time its Tangible Net Worth to be less than $600,000,000 plus
  (i) 50% of its cumulative Consolidated Net Income, if positive, for the period from April 1, 1998 through the date of calculation, plus
  (ii) 100% of any equity issued by the Borrower after the date of this Agreement; provided, for purposes of this Section, the Merger shall be deemed to be the issuance by the Borrower of equity in an amount equal to the increase in the Borrower=s Tangible Net Worth resulting from the Merger."

  9.   There is added to the Credit Agreement a Section 6.16 as follows:

       "Section 6.16 Restriction on Certain Debt Payments. The Borrower shall not repay any Indebtedness incurred pursuant to
  Section 6.01(i) except out of the net proceeds of the issuance by the Borrower of (i) capital stock or (ii) Indebtedness which is subordinate to the Loans and has a maturity which is not prior to one year after the Maturity Date; provided, Borrower may in any event pay accrued interest on such Indebtedness as long as no Event of Default has occurred and is continuing.

   10. Schedule 6.01 is amended by adding thereto the following, which was inadvertently omitted when such Exhibit was prepared:

       "21. Guaranty by R&B dated as of November 28, 1995 in favor of Deep Sea Investors, L.L.C. with respect to the obligations Reading & Bates Drilling Co. under a Memorandum of Agreement and a Charter as of the same date with respect to the semisubmersible drilling unit
  M. G. Hulme."

  11.  Schedule   6.02 is amended by adding thereto the following,  which
was inadvertently omitted when such Exhibit was prepared:

       "12. Preferred Mortgage on the Jim Cunningham dated November 28, 1995 between Reading & Bates Drilling Co. and Wilmington Trust Company, as Trustee for the benefit of Deep Sea Investors, L.L.C., in connection with item 21 of Schedule 6.01."

  12. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

  13. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

  14. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument. This amendment shall become effective when executed by the Required Lenders and the Borrower. Within three business days after the effective date of this amendment, Borrower shall pay to each Lender who has executed and returned a counterpart hereof to the Administrative Agent prior to 5:00 p.m. Houston, Texas time on January 22, 1999, a fee equal to 0.15% times such Lender=s Commitment.

   15. On the date that this amendment becomes effective, the Facility Fee Rate set forth in the chart contained in the definition of "Applicable Rate" shall be increased by 0.10%.

  NOTICE. THIS WRITTEN AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY AND THE NOTES REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 [SIGNATURES BEGIN NEXT PAGE]

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

R&B FALCON CORPORATION


By: /s/ Leighton E. Moss
   ---------------------
Name: Leighton E. Moss
Title: Senior Vice President


CREDIT SUISSE FIRST BOSTON


By: /s/ James P. Moran                  By: /s/Douglas E. Maher
   --------------------                    -----------------------
Name: James P. Moran                    Name: Douglas E. Maher
Title: Director                         Title: Vice President


PARIBAS


By: /s/ Marian Livingston               By: /s/ Michael H. Fiuzat
   ----------------------                  -----------------------
Name: Marian Livingston                 Name: Michael H. Fiuzat
Title: Vice President                   Title: Vice President


CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH


By: /s/ Angela Dogancay                 By: /s/ William S. Phillips
   ---------------------                   ------------------------
Name: Angela Dogancay                   Name: William S. Phillips
Title: Vice President                   Title: First Vice President


THE BANK OF NOVA SCOTIA


By: /s/ F.C.H. Ashby
   ----------------------
Name: F.C.H. Ashby
Title: Senior Manager
       Loan Operations


BANK OF TOKYO-MITSUBISHI, LTD.


By: /s/ Michael G. Meiss
   ------------------------
Name: Michael G. Meiss
Title: VP & Manager


WELLS FARGO BANK (TEXAS), N.A.


By: /s/ Frank Schagemann
   ------------------------
Name: Frank Schagemann
Title: Vice President


BANK AUSTRIA AKTIENGESELLSCHAFT


By: /s/ Christine A. Renard             By: /s/R. Tentlave
   -------------------------               -----------------
Name: Christine A. Renard               Name: R. Tentlave
Title: Vice President                   Title: Senior Vice President


CREDIT AGRICOLE INDOSUEZ


By: /s/ Isabelle Billecocq              By: /s/Jean-Yves Gueritaud
   -------------------------               -----------------------
Name: Isabelle Billecocq                Name: Jean-Yves Gueritaud
Title: Account Manager                  Title: First Vice President


BANK ONE, LOUISIANA, NA, as successor to First National Bank of Commerce


By: /s/ J. Charles Freel, Jr.
   --------------------------
Name: J. Charles Freel, Jr.
Title: Senior Vice President


THE SUMITOMO BANK, LIMITED


By: /s/ William R. McKown, III
   ---------------------------
Name: William R. McKown, III
Title: Vice President & Manager


SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)


By: /s/Jan Sjolte                       By:_______________________
   -----------------
Name: Jan Sjolte                        Name:
Title: Senior Client Executive          Title:


WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH


By: /s/ Kenneth R. Crespo                By: /s/ Richard R. Newman
   -----------------------                  -------------------------
Name: Kenneth R. Crespo                  Name: Richard R. Newman
Title: Vice President                    Title: Director


ABN AMRO BANK N.V.


By: /s/ Stuart Murray                    By: /s/ Charles W. Randall
   ---------------------                    -------------------------
Name: Stuart Murray                      Name: Charles W. Randall
Title: Vice President                    Title: Senior Vice President


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

By: /s/ Claire M. Liu
   ----------------------
Name: Claire M. Liu
Title: Managing Director


DG BANK DEUTSCHE  GENOSSENSCHAFTSBANK, CAYMAN ISLAND BRANCH

By: /s/ Mark Connely                     By: /s/ Wolfgang Bollmann
   -------------------                      ------------------------
Name: Mark Connely                       Name: Wolfgang Bollmann
Title: Vice President                    Title: Senior Vice President


THE DAI-ICHI KANGYO BANK, LIMITED


By: /s/ Matthew Murphy
   ---------------------
Name: Matthew Murphy
Title: Vice President


MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By: /s/ C. Alec Dana
   -------------------
Name: C. Alec Dana
Title: Associate


KBC BANK N.V.


By: /s/ Marcel Claes                    By: /s/ Robert Snauffer
   -------------------                     -----------------------
Name: Marcel Claes                      Name: Robert Snauffer
Title: Deputy General Manager           Title: First Vice President


NATEXIS BANQUE


By:_________________________              By:________________________
Name:                                     Name:
Title:                                    Title: